UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                                  July 5, 2007
                 (Date of Report, date of earliest event reported)

                           OBN HOLDINGS, INCORPORATED
               (Exact name of registrant as specified in its charter)


          NEVADA                   333-108300                  81-0592921
(State or other jurisdiction      (Commission                (IRS Employer
     of incorporation)             File Number)            Identification No.)


            8275 South Eastern Ave., Suite 200; Las Vegas, Nevada 89123
                    (Address of principal executive offices)

                                 (702) 938-0467
                           (Issuer's telephone number)


             (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-12 under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On July 5, 2007, the Company completed its acquisition of substantially all the assets of Chengdu Shengang Lutong Tech Ltd ("Lutong Tech"). The Company paid aggregate consideration of six million five hundred thousand (6,500,000) restricted shares of the Company's common stock, valued at approximately six million five hundred thousand US dollars ($6,500,000).

Lutong Tech is engaged in Video Detection Technology and Correlative Product Research and Development. It holds three patents and contracts to install video traffic systems in Beijing, Shanghai, Guangzhou, Nanjing and numerous
municipalities.  There are 47 degreed employees.   Product lines include the
Video Traffic Information Detector SGS series and the Video Traffic Violation SGW series installed at traffic light intersections. Lutong Tech is located in Chengdu, Peoples Republic of China.



SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) and (b) In accordance with the requirements of Item 9.01, audited financial statements of Lutong Tech and unaudited proforma financial statements will be filed with the SEC within 71 days after the date of this filing.

(d) The Asset Purchase Agreement on the purchase of assets of Lutong Tech has been filed as exhibit 10.1 to this report.




                                 SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            OBN HOLDINGS, INCORPORATED
                                                   (Registrant)

Date: July 11, 2007                          /s/ Roger Neal Smith
                                       By:  Roger Neal Smith
                                            President and CEO